UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2007

RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

On July 16, 2007, Red Robin Gourmet Burgers, Inc. (the “Company”) acquired the assets of one of the remaining two existing franchised restaurants owned by Top Robin Ventures, Inc. (“Top Robin”), and acquired and opened a new restaurant that had been under construction at the time of the original closing.  The acquisitions were part of the previously announced acquisition of certain franchised Red Robin® restaurants in the State of California. The existing restaurant has been operated by the Company since the original closing under a management services agreement. The Company paid consideration for the existing restaurant of $3,327,500. The consideration paid for the new restaurant was $1,275,976, which was comprised of construction and related costs, including costs of opening the restaurant, and was in addition to the approximately $47.5 million expected to be paid for the existing 17 restaurants. One other Top Robin restaurant continues to be managed by the Company under a management services agreement with Top Robin.  The purchase price was paid in cash.

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 19, 2007

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name:	Annita M. Menogan
Title:	Chief Legal Officer